CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A Registration Statement (No. 0000806633) for Wasatch Funds, Inc.



ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
November 27, 2001

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